Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Silver Dragon Resources Inc, a Delaware corporation (the "Company"), on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (the "Report"), Marc Hazout, Chief Executive Officer, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 31, 2009

/s/  Marc Hazout
Name: Marc Hazout
Title:  Chief Executive Officer